Office of the Minnesota Secretary of State Certificate of Organization I, Steve Simon, Secretary of State of Minnesota, do certify that: The following business entity has duly complied with the relevant provisions of Minnesota Statutes listed below, and is formed or authorized to do business in Minnesota on and after this date with all the powers, rights and privileges, and subject to the limitations, duties and restrictions, set forth in that chapter. The business entity is now legally registered under the laws of Minnesota. Name: Auor Capital Fund V LLC File Number: 1438530000021 Minnesota Statutes, Chapter: 322C This certificate has been issued on: 12/20/2023 /s/ Steve Simon Steve Simon Secretary of State State of Minnesota

Office of the Minnesota Secretary of State Minnesota Limited Liability Company/Articles of Organization Minnesota Statutes, Chapter 322C The individual(s) listed below who is (are each) 18 years of age or older, hereby adopt(s) the following Articles of Organization: ARTICLE 1 - LIMITED LIABILITY COMPANY NAME: Auor Capital Fund V LLC ARTICLE 2 - REGISTERED OFFICE AND AGENT(S), IF ANY AT THAT OFFICE: Name Address: STE 910 7900 INTERNATIONAL DR BLOOMINGTON MN 55425 2462 USA ARTICLE 3 - DURATION: PERPETUAL ARTICLE 4 - ORGANIZERS: Name: Address: Brody Nordland STE 910 7900 INTERNATIONAL DR BLOOMINGTON MN 55425 2462 United States If you submit an attachment, it will be incorporated into this document. If the attachment conflicts with the information specifically set forth in this document, this document supersedes the data referenced in the attachment. By typing my name, I, the undersigned, certify that I am signing this document as the person whose signature is required, or as agent of the person(s) whose signature would be required who has authorized me to sign this document on his/her behalf, or in both capacities. I further certify that I have completed all required fields, and that the information in this document is true and correct and in compliance with the applicable chapter of Minnesota Statutes. I understand that by signing this document I am subject to the penalties of perjury as set forth in Section 609.48 as if I had signed this document under oath. SIGNED BY: Brody Nordland MAILING ADDRESS: None Provided EMAIL FOR OFFICIAL NOTICES: brody@kaeding-group.com

Work Item 1438530000021 Original File Number 1438530000021 STATE OF MINNESOTA OFFICE OF THE SECRETARY OF STATE FILED 12/20/2023 11:59 PM Steve Simon Secretary of State